UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Investor Presentations

Our Chief Executive Officer and President, Armando Anido, our Chief Financial Officer, James Fickenscher, and our Vice President of Investor Relations and Corporate Communications, Will Sargent, will present to various investors during the month of March 2011. A copy of the presentation materials is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. This presentation will be used for the first time at 8:30 a.m. EST on Tuesday, March 1, 2011, during an investor meeting.

The presentation materials will be available on Auxilium’s web site at http://www.auxilium.com and archived for future review until on or about April 1, 2011.

As previously announced, Mr. Anido is scheduled to present an overview of the Company and its product pipeline at the 2011 Citi Annual Global Healthcare Conference (the “Conference”) at The New York Hilton Hotel at 4:00 p.m. ET on Tuesday, March 1, 2011. An audio feed of the presentation at the Conference will be simultaneously webcast on Auxilium’s web site at http://www.auxilium.com and archived for future review until on or about ninety days after the Conference.

Litigation against BioSpecifics Technologies Corp.

On February 15, 2011, we filed a complaint against BioSpecifics Technologies Corp. (“BioSpecifics”) alleging that BioSpecifics has breached the Amended and Restated Development and License Agreement, dated as of December 11, 2008, between us and BioSpecifics (the “BioSpecifics Agreement”) by its commencement of clinical trials for the use of injectable collagenase to treat canine lipomas without the prior knowledge and approval of the parties’ Joint Development Committee (“JDC”). We are seeking preliminary and permanent injunctions ordering BioSpecifics to, among other things, (a) suspend its canine lipoma clinical trial known as Chien-803 and (b) refrain from initiating any new clinical trials related to collagenase until such time as any such trial has been reviewed and approved by the parties’ JDC pursuant to the terms of the BioSpecifics Agreement. In addition, we are seeking a declaratory judgment as to the rights and responsibilities of the JDC under the Biospecifics Agreement. The suit was filed in the Court of Common Pleas, Chester County, Pennsylvania. The court ordered that the papers filed with the court were to be deemed under seal and not available to the public until further order.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following copy of the presentation materials is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 7.01 and shall not be deemed to be “filed”:

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, James Fickenscher, the Company’s Chief Financial Officer, and Will Sargent, the Company’s Vice President of Investor Relations and Corporate Communications, during presentations in the month of March 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: March 1, 2011	By:	/s/ JENNIFER EVANS STACEY
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, James Fickenscher, the Company’s Chief Financial Officer, and Will Sargent, the Company’s Vice President of Investor Relations and Corporate Communications, during presentations in the month of March 2011.